EXHIBIT 10.43
MODIFICATION AGREEMENT No. 4 TO
 PROMISSORY NOTES
This MODIFICATION AGREEMENT is made as of December 8, 2016, between Infinite Group, Inc., a Delaware corporation with offices at 175 Sully’s Trail, Suite 202, Pittsford, NY 14534 (“Borrower”) and Northwest Hampton Holdings, LLC, a New York limited liability company with an address at 308 Rock Beach Road, Rochester, NY 14617 (“Lender”).

WHEREAS, the Borrower has issued to Lender a note in the principal amount of $203,323.70 dated December 31, 2003, which note has a balance of $146,300 at December 8, 2016 (the “NWHH Note”); and

WHEREAS, the parties desire to further modify the terms and conditions of the NWHH Note as follows:

NOW, THEREFORE, the parties agree as follows:

1)
The Note is modified to provide that the time at which the entire principal balance and accrued and unpaid interest shall be due and payable is January 1, 2020.

2)
Except as modified by this Agreement, all of the terms, covenants and conditions of the Notes shall remain the same.

In witness whereof, Borrower and Lender have executed this Agreement under the day and year first written above.

INFINITE GROUP, INC.

__/s/James Witzel______________________________________________
By: James Witzel, Chief Financial Officer

NORTHWEST HAMPTON HOLDINGS, LLC

__/s/James Villa______________________________________________
By: James Villa, President